UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

New Residential Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	45-3449660 (IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York (Address of principal executive offices)	10105 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	The New York Stock Exchange

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement file number to which this form relates: 333-213058

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

          Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are shares of 7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value, with a liquidation preference of $25.00 per share (the “Series A Preferred Stock”) of New Residential Investment Corp. (the “Company”). The description of the terms of the Series A Preferred Stock set forth under the heading “Description of the Series A Preferred Stock” in the Company’s Prospectus Supplement, dated June 25, 2019, and under the heading “Description of Capital Stock” in the accompanying prospectus that constitutes a part of the Company’s Shelf Registration Statement on Form S-3ASR (File No. 333-213058) filed under the Securities Act of 1933, as amended, is incorporated herein by reference.

          Item 2.    Exhibits.

3.1
Amended and Restated Certificate of Incorporation of New Residential Investment Corp. (incorporated by reference to Exhibit 3.1 to New Residential Investment Corp.’s Current Report on Form 8-K, filed May 3, 2013).

3.2	Amended and Restated Bylaws of New Residential Investment Corp. (incorporated by reference to Exhibit 3.2 to New Residential Investment Corp.’s Current Report on Form 8-K, filed May 3, 2013).

3.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of New Residential Investment Corp. (incorporated by reference to Exhibit 3.1 to New Residential Investment Corp.’s Current Report on Form 8-K, filed October 17, 2014).

3.4	Certificate of Designations of 7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock of New Residential Investment Corp.

4.1	Form of certificate representing the 7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock of New Residential Investment Corp.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 2, 2019

NEW RESIDENTIAL INVESTMENT CORP.

By:	/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer